SUB-ITEM 77Q1(A)

Appendix A, dated March 1, 2015, to the Master Amended and Restated By-Laws for MFS Series Trust I, dated January 1, 2002 as revised through November 1, 2014, is contained in Post-Effective Amendment No. 94 to the Registration Statement of Massachusetts Investors Growth Stock Fund (File Nos. 2-14677 and 811-00859), as filed with the Securities and Exchange Commission via EDGAR on March 26, 2015, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


Master Amended and Restated By-Laws for MFS Series Trust I, dated January 1, 2002 as revised through November 1, 2014, are contained in Post-Effective Amendment No. 100 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 25, 2014, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.